Managed Portfolio Series
A Delaware Statutory Trust

AMENDED AND RESTATED BYLAWS

May 4, 2011

TABLE OF CONTENTS

ARTICLE I:	OFFICES	1

Section 1.	PRINCIPAL OFFICE	1
Section 2.	DELAWARE OFFICE	1
Section 3.	OTHER OFFICES	1

ARTICLE II:	TRUSTEES	1

Section 1.	PLACE OF MEETINGS AND MEETINGS BY TELEPHONE	1
Section 2.	REGULAR MEETINGS	1
Section 3.	SPECIAL MEETINGS	1
Section 4.	QUORUM	2
Section 5.	WAIVER OF NOTICE	2
Section 6.	ADJOURNMENT	2
Section 7.	NOTICE OF ADJOURNMENT	2
Section 8.	ACTION WITHOUT A MEETING	2
Section 9.	FEES AND COMPENSATION OF TRUSTEES	2
Section 10.	DELEGATION OF POWER TO OTHER TRUSTEES	2

ARTICLE III:	COMMITTEES	3

Section 1.	COMMITTEES OF TRUSTEES	3
Section 2.	MEETINGS AND ACTION OF COMMITTEES	3

ARTICLE IV:	OFFICERS	3

Section 1.	OFFICERS	3
Section 2.	ELECTION OF OFFICERS	4
Section 3.	SUBORDINATE OFFICERS	4
Section 4.	REMOVAL AND RESIGNATION OF OFFICERS	4
Section 5.	VACANCIES IN OFFICE	4
Section 6.	CHAIRMAN OF THE BOARD	4
Section 7.	PRESIDENT	4
Section 8.	PRINCIPAL FINANCIAL OFFICER	4
Section 9.	CHIEF COMPLIANCE OFFICER	5
Section 10.	VICE PRESIDENTS	5
Section 11	SECRETARY	6
Section 12.	TREASURER	6
Section 13.	ANTI-MONEY LAUNDERING COMPLIANCE OFFICER.	6

ARTICLE V:	MEETINGS OF SHAREHOLDERS	6

Section 1.	PLACE OF MEETINGS	6
Section 2.	NOTICE OF SHAREHOLDERS’ MEETING	6
Section 3.	MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE	6
Section 4.	ADJOURNED MEETING; NOTICE	7
Section 5.	VOTING; PROXIES	7

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Section 6.	SHAREHOLDER ACTION BY WRITTEN CONSENT WITH OUT A MEETTING: WAIVER OF NOTICE BY CONSENT OF ABSENT SHAREHOLDERS	7
Section 7.	RECORD DATE FOR SHAREHOLDER NOTICE VOTING AND GIVING CONSENTS	8
Section 8.	INSPECTORS OF ELECTION	8

ARTICLE VI:	RECORDS AND REPORTS	9

Section 1.	MAINTENANCE AND INSPECTION OF SHARE REGISTER	9
Section 2.	MAINTENANCE AND INSPECTION OF BYLAWS	9
Section 3.	MAINTENANCE AND INSPECTION OF OTHER RECORDS	9
Section 4.	INSPECTION BY TRUSTEES	9
Section 5.	FINANCIAL STATEMENTS	10

ARTICLE VII:	GENERAL MATTERS	10

Section 1.	CHECKS, DRAFTS, EVIDENCE OF INDEBTEDNESS.	10
Section 2.	CONTRACTS AND INSTRUMENTS; HOW EXECUTED.	10
Section 3.	CERTIFICATES FOR SHARES	10
Section 4.	LOST CERTIFICATES	10
Section 5.	REPRESENTATION OF SHARES OF OTHER ENTITIES HELD BY TRUST	11
Section 6.	FISCAL YEAR	11
Section 7.	PROVISIONS IN CONFLICT WITH LAW OR THE DECLARATION OF TRUST	11
Section 8.	INTERPRETATION	11
Section 9.	DETERMINATION OF BOARD OF TRUSTEES	11

ARTICLE IX:	AMENDMENTS	12

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AMENDED AND RESTATED BYLAWS

These Amended and Restated Bylaws of Managed Portfolio Series (the “Trust”), a Delaware statutory trust, are subject to the provisions of the Agreement and Declaration of Trust as from time to time amended, supplemented or restated (the “Declaration of Trust”).  Any capitalized terms used herein that are defined in the Declaration of Trust are used as therein defined.

ARTICLE I: OFFICES

Section 1.         PRINCIPAL OFFICE.  The Board of Trustees shall fix and, from time to time, may change the location of the principal executive office of the Trust at any place within or outside the State of Delaware.

Section 2.        DELAWARE OFFICE.  The Board of Trustees shall establish a registered office in the State of Delaware and shall appoint as the Trust’s registered agent for service of process in the State of Delaware an individual resident of the State of Delaware or a Delaware corporation or a corporation authorized to transact business in the State of Delaware; in each case the business office of such registered agent for service of process shall be identical with the registered Delaware office of the Trust.

Section 3.       OTHER OFFICES. The Board of Trustees may at any time establish branch or subordinate offices at any place or places where the Trust intends to do business.

ARTICLE II: TRUSTEES

Section 1.       PLACE OF MEETINGS AND MEETINGS BY TELEPHONE.  All meetings of the Board of Trustees may be held at any place that has been designated from time to time by the Board.  In the absence of such a designation, regular meetings shall be held at the principal executive office of the Trust.  Any meeting, regular or special, may be held by conference telephone or other communication equipment, so long as all Trustees participating in the meeting can hear one another, and all such Trustees shall be deemed to be present in person at the meeting.

Section 2.       REGULAR MEETINGS. Regular meetings of the Board of Trustees shall be held without call at such time as shall from time to time be fixed by the Board of Trustees.  Such regular meetings may be held without notice.

Section 3.       SPECIAL MEETINGS.  Special meetings of the Board of Trustees for any purpose or purposes may be called at any time by the Chairman of the board or the President or any Vice President or the Secretary or any two (2) Trustees.

Notice of the time and place of special meetings shall be delivered personally or by telephone to each Trustee or sent by first-class mail, overnight delivery, facsimile or by other electronic transmission, addressed to each Trustee at that Trustee’s address as it is shown on the records of the Trust.  The notice shall be delivered at least 24 hours in advance of the meeting or in case the notice is mailed, it shall be deposited in the mail at least 72 hours before the time of the holding of the meeting.  Any oral notice given personally or by telephone may be communicated either to the Trustee or to a person at the office of the Trustee who the person giving the notice has reason to believe will promptly communicate it to the Trustee.  The notice need not specify the purpose of the meeting or the place if the meeting is to be held at the principal executive office of the Trust.

Section 4.       QUORUM.  A majority of the authorized number of Trustees shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 7 of this Article II.  Every act or decision done or made by a majority of the Trustees present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Trustees, subject to the provisions of the Agreement and Declaration of Trust of the Trust.  A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Trustees if any action taken in approved by a least a majority of the required quorum for that meeting.

Section 5.       WAIVER OF NOTICE.  Notice of any meeting need not be given to any Trustee who attends the meeting without objecting to the lack of notice or who either before or after the meeting signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes.  The waiver of notice or consent need not specify the purpose of the meeting.  All such waivers, consents, and approvals shall be filed with the records of the Trust or made a part of the minutes of the meeting.

Section 6.       ADJOURNMENT.  A majority of the Trustees present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

Section 7.       NOTICE OF ADJOURNMENT.  Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than forty-eight (48) hours, in which case notice of the time and place shall be given before the time of the adjourned meeting in the manner specified in Section 4 of this Article II to the Trustees who were present at the time of the adjournment.

Section 8.       ACTION WITHOUT A MEETING.  Any action required or permitted to be taken by the Board of Trustees may be taken without a meeting if a majority of the members of the Board of Trustees shall individually or collectively consent in writing to that action.  Such action by written consent shall have the same force and effect as a majority vote of the Board of Trustees.  Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Trustees.

Section 9.       FEES AND COMPENSATION OF TRUSTEES.  Trustees and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board of Trustees.  This Section 9 shall not be construed to preclude any Trustee from serving the Trust in any other capacity as an officer, agent, employee, or otherwise and receiving compensation for those services.

Section 10.     DELEGATION OF POWER TO OTHER TRUSTEES.  Any Trustee may, by power of attorney, delegate his power for a period not exceeding six (6) months at any one time to any other Trustee or Trustees; provided that in no case shall fewer than two (2) trustees personally exercise the powers granted to the Trustees under the Declaration of Trust except as otherwise expressly provided herein or by resolution of the Board of Trustees.  Except where applicable law may require a Trustee to be present in person, a Trustee represented by another Trustee pursuant to such power of attorney shall be deemed to be present for purposes of establishing a quorum and satisfying the required majority vote.

ARTICLE III: COMMITTEES

Section 1.       COMMITTEES OF TRUSTEES.  The Board of Trustees may by resolution adopted by a majority of the authorized number of Trustees designate one or more committees, each consisting of two (2) or more Trustees, unless provided otherwise in the Declaration of Trust, to serve at the pleasure of the Board.  The Board may designate one or more Trustees as alternate members of any committee who may replace any absent member at any meeting of the committee.  Any committee to the extent provided in the resolution of the Board, shall have the authority of the Board, except with respect to:

(a)
The approval of any action which under applicable law also requires shareholders’ approval or approval of the outstanding shares, or requires approval by a majority of the entire Board or certain members of said Board;

(b)	The filling of vacancies on the Board of Trustees for serving on the Board of Trustees or on any committee;

(c)	The fixing of compensation of the Trustees for serving on the Board of Trustees or on any committee;

(d)	The amendment or repeal of the Declaration of Trust or of the Bylaws or the adoption of new Bylaws;

(e)	The amendment or repeal of any resolution of the Board of Trustees which by its express terms is not so amendable or repealable;

(f)	A distribution to the shareholders of the Trust, except at a rate or in a periodic amount or within a designated range determined by the Board of Trustees; or

(g)	The appointment of any other committee of the Board of Trustees or the members of these committees.

Section 2.       MEETINGS AND ACTION OF COMMITTEES.  Meetings and action of committees shall be governed by and held and taken in accordance with the provisions of Article II of these Bylaws, with such changes in the context thereof as are necessary to substitute the committee and its members for the Board of Trustees and its members, except that the time of regular meetings of committees may be determined either by resolution of the Board of Trustees or by resolution of the committee.  Special meetings of committees may also be called resolution by the Board of Trustees.  Alternate members shall be given notice of meetings of committees and shall have the right to attend all meetings of committees.  The Board of Trustees may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

ARTICLE IV: OFFICERS

Section 1.       OFFICERS.  The officers of the Trust shall be a President, a Secretary, a Chief Compliance Officer, a Principal Financial Officer, and a Treasurer.  The Trust may also have, at the discretion of the Board of Trustees, a Chairman of the Board, one or more Vice Presidents, one of more Assistant Secretaries, one or more Assistant Treasurers, and an Anti-Money Laundering Compliance Officer, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article IV.  Any number of offices may be held by the same person.

Section 2.       ELECTION OF OFFICERS.  The officers of the Trust, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article IV, shall be chosen by the Board of Trustees, and each shall serve at the pleasure of the Board of Trustees, subject to the rights, if any, of an officer under any contract of employment.

Section 3.       SUBORDINATE OFFICERS.  The Board of Trustees may appoint and may empower the President to appoint such other officers as the business of the Trust may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board of Trustees may from time to time determine.

Section 4.       REMOVAL AND RESIGNATION OF OFFICERS.  Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Trustees at any regular or special meeting of the Board of Trustees or by the President or by such other officer upon whom such power of removal may be conferred by the Board of Trustees.

Any officer may resign at any time by giving written notice to the Trust.  Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective.  Any resignation is without prejudice to the rights, if any, of the Trust under any contract to which the officer is a party.

Section 5.       VACANCIES IN OFFICE.  A vacancy in any office because of death, resignation, removal, disqualification or other cause shall be filled in the manner prescribed in these Bylaws for regular appointment to that office.  The President may make temporary appointments to a vacant office pending action by the Board of Trustees.

Section 6.       CHAIRMAN OF THE BOARD.  The Chairman of the Board, if such an Officer is elected (the “Chairman”), shall, if present, preside at meetings of the Board of Trustees and shall, subject to the control of the Board of Trustees, have general supervision, direction and control of the business and the Officers of the Trust and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Trustees or prescribed by the Bylaws.  The Trustees may choose to appoint the Chairman from among their number or alternatively may appoint another Person to serve in such Officer capacity.

Section 7.       PRESIDENT.  Subject to such supervisory powers, if any, as may be given by the Board of Trustees to the Chairman, if there be such an officer, the President shall be the Principal Executive Officer of the Trust and shall, subject to the control of the Board of Trustees and the Chairman, have general supervision, direction and control of the business and the Officers of the Trust.  He shall preside at all meetings of the shareholders and in the absence of the Chairman or if there be none, at all meetings of the Board of Trustees.  He shall have the general powers and duties of management usually vested in the office of President of a corporation and shall have such other powers and duties as may be prescribed by the Board of Trustees or these Bylaws.

Section 8.       PRINCIPAL FINANCIAL OFFICER.  The Principal Financial Officer shall be the principal financial officer of the Trust and shall furnish such reports regarding the business and condition of the Trust and its series as the Trustees may from time to time require.  Without limiting the generality of the foregoing, the Principal Financial Officer shall be the person who shall execute documents and forms required to be filed by the Trust’s “principal financial officer” with respect to the Trust and its series under applicable Federal securities laws.  The Principal Financial Officer shall (1) review and execute amendments to the Trust’s registration statements, (2) review and execute the Trust’s Federal, state and other tax returns, (3) certify shareholder reports, including portfolio holdings reports, pursuant to or under the Sarbanes-Oxley Act of 2002, as amended, or other Federal securities laws, and (4) design, establish, maintain and evaluate the Trust’s internal controls to the extent and in the manner required under applicable law.

Section 9.       CHIEF COMPLIANCE OFFICER.   The Chief Compliance Officer (“CCO”) shall be the principal compliance officer and shall be responsible for overseeing and administering the Trust's policies and procedures, adopted in accordance with Rule 38a-1 under the Investment Company Act of 1940, as amended (“Rule 38a-1”), or otherwise, that are reasonably designed to prevent violation of federal securities laws in connection with the Trust’s activities.  The Chief Compliance Officer shall be authorized to compel all officers, employees and agents of the Trust to produce the books and records of each series’ investment adviser, administrator, principal underwriter, transfer or shareholder servicing agent and other service provider (each a “Service Provider”) to the Trust and shall have all such other powers and perform such other duties consistent with the administration of the Trust’s compliance policies and procedures and the CCO’s other responsibilities under Rule 38a-1, and as shall from time to time be prescribed by the Board of Trustees.  The CCO shall make recommendations  to the Trust and the service providers as to any  amendments  that the CCO  believes  are  necessary  and desirable  to  carry  out  or  improve  the compliance policies  and procedures.  The CCO shall be subject to the oversight of the Board of Trustees, which shall have the exclusive authority to hire and remove the Chief Compliance Officer.  The Chief Compliance Officer shall prepare and make the annual report to the Board concerning the compliance policies and procedures as required by Rule 38a-1.

Section 10.     VICE PRESIDENTS.  In the absence or disability of the President, the Vice-Presidents, if any, in order of their rank as fixed by the Board of Trustees or if not ranked, as shall be designated by the Board of Trustees, shall perform all the duties of the President and when so acting shall have all powers of and be subject to all the restrictions upon the President.  The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Trustees or the President or the Chairman of the Board or by these Bylaws.

Section 11.     SECRETARY.  The Secretary shall keep or cause to be kept at the principal executive office of the Trust, or such other place as the Board of Trustees may direct, a book of minutes or all meetings and actions of Trustees, committees of Trustees and shareholders with the time and place of holding, whether regular or special, and if special, how authorized, the notice given, the names of those present at Trustees’ meetings or committee meetings, the number of shares present or represented at shareholders’ meetings, and the proceedings.

The Secretary shall keep or cause to be kept at the principal executive office of the Trust or at the office of the Trust’s transfer agent or registrar, a share register or a duplicate share register showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give or cause to be given notice of all meetings of the shareholders and of the Board of Trustees required to be given by these Bylaws or by applicable law and shall have such other power and perform such other duties as may be prescribed by the Board of Trustees or by these Bylaws.

Section 12.     TREASURER.  The Treasurer shall be the chief accounting officer of the Trust and shall kept and maintain or cause to be kept and maintained adequate and correct books and records of accounts of the properties and business transactions of the Trust, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares.  The books of account shall at all reasonable times be open to inspection by any Trustee.

The Treasurer shall deposit all monies and other valuables in the name and to the credit of the Trust with such depositaries as may be designated by the Board of Trustees.  He shall disburse the funds of the Trust as may be ordered by the Board of Trustees, shall render to the President and Trustees, whenever they request it, an account of all such transactions and of the financial condition of the Trust and shall have other powers and perform such other duties as may be prescribed by the Board of Trustees or these Bylaws.

Section 13.    ANTI-MONEY LAUNDERING COMPLIANCE OFFICER.  The Anti-Money Laundering (“AML”) Compliance Officer for the Trust shall be responsible for implementing, overseeing and enforcing the Trust’s AML Program.

ARTICLE V: MEETINGS OF SHAREHOLDERS

Section 1.       PLACE OF MEETINGS.  Meetings of shareholders shall be held at any place designated by the Board of Trustees.  In the absence of any such designation, shareholders’ meetings shall be held at the principal executive office of the Trust.

Section 2.       NOTICE OF SHAREHOLDERS’ MEETING.  All notices of meetings of shareholders shall be sent or otherwise given in accordance with Section 3 of this Article II not less than seven (7) nor more than seventy-five (75) days before the date of the meeting.  The notice shall specify (i) the place, date and hour of the meeting, and (ii) the general nature of the business to be transacted.  The notice of any meeting at which Trustees are to be elected also shall include the name of any nominee or nominees whom at the time of the notice are intended to be presented for election.

Section 3.       MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE.  Notice of any meeting of the shareholders shall be given by the Secretary by delivering or mailing, postage prepaid, to each shareholder entitled to vote at said meeting, written or printed notification of such meeting at least seven (7) days before the meeting, to such address as may be registered with the Trust by the shareholder.  Notice of any shareholder meeting need not be given to any shareholder if a written waiver of notice, executed before or after such meeting, is filed with the record of such meeting, or to any shareholder who shall attend such meeting in person or by proxy.  Notice of adjournment of a shareholder’s meeting to another time or place need not be given, if such time and place are announced at the meeting or reasonable notice is given to persons present at the meeting and the adjourned meeting is held within a reasonable time after the date set for the original meeting.

If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the Trust is returned to the Trust and marked undeliverable by the delivery service indicating that the service is unable to deliver the notice to the shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if these shall be available to the shareholder on written demand of the shareholder at the principal executive office of the Trust for a period of one year from the date of the giving of the notice.

An affidavit of the mailing or other means of giving any notice of any shareholder’s meeting shall be executed by the Secretary, Assistant Secretary or any transfer agent of the Trust giving the notice and shall be filed and maintained in the minute book of the Trust.

Section 4.       ADJOURNED MEETING; NOTICE.  Any shareholder’s meeting, whether a quorum is present, may be adjourned from time to time by the Chairman of the meeting or by vote of the majority of the shares represented at that meeting, either in person or by proxy.

When any meeting of shareholders is adjourned to another time or place, notice need not be given of the adjourned meeting at which the adjournment is taken, unless a new record date of the adjourned meeting is fixed or unless the adjournment is for more than ninety (90) dates from the date set for the original meeting, in which case the Board of Trustees shall set a new record date.  Notice of any such adjourned meeting with a new record date shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 3 and 4 of this Article V.  At any adjourned meeting, the Trust may transact any business which might have been transacted at the original meeting.

Section 5.       VOTING; PROXIES.  The shareholder entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of the Declaration of Trust, as in effect at such time.  The shareholders’ vote may be either in person or by proxy, provided, that either (a) an instrument authorizing such proxy to act is executed by the shareholder in writing and dated not more than eleven (11) months before the meeting, unless the instrument specifically provides for a longer period or (b) the Trustees adopt by resolution an electronic, telephonic, computerized or other alternative to execution of a written instrument authorizing the proxy to act, which authorization is received not more than eleven (11) months before the meeting.  Proxies shall be delivered to the Secretary of the Trust or other person responsible for recording the proceedings before being voted.  A proxy with respect to shares held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Trust receives a specific written notice from any one of them.  Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any adjournment of a meeting.  A proxy purporting to be exercised by or on behalf of a shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden or proving invalidity shall rest on the challenger.  At all meetings of the shareholders, unless the voting is conducted by inspectors, all questions relating to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by the Chairman of the meeting.  Except as otherwise provided herein or in the Declaration of Trust, as these Bylaws or such Declaration of Trust may be amended or supplemented from time to time, all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the shareholders were shareholders of a Delaware corporation.

Section 6.       SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING; WAIVER OF NOTICE BY CONSENT OF ABSENT SHAREHOLDERS.  Any action which may be taken at any meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted.  All such consents shall be filed with the Secretary of the Trust and shall be maintained in the Trust’s records.  Any action to be taken by Shareholders may be taken without a meeting if all Shareholders entitled to vote on the matter (or such lower number as may be permitted by applicable law and the Declaration of Trust) consent to the action in writing and the written consents are filed with the records of meetings of Shareholders of the Trust.  Such consent shall be treated for all purposes as a vote at a meeting of the Shareholders held at the principal place of business of the Trust. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any meeting of shareholders. Any shareholder giving a written consent or the shareholder’s proxy holders or a transferee of the shares or a personal representative of the shareholder or their respective proxy holders may revoke the consent by a writing received by the Secretary of the Trust before written consents of the number of shares required to authorize the proposed action have been filed with the Secretary.

Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver or any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the beginning of the meeting.

Section 7.       RECORD DATE WHEN NOT ESTABLISHED BY BOARD OF TRUSTEES.

If the Board of Trustees does not so fix a record date:

(a)
The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

(b)
The record date for determining shareholders entitled to give consent to action in writing without a meeting, (i) when no prior action by the Board of Trustees has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the Board of Trustees has been taken, shall be at the close of business on the day on which the Board of Trustees adopt the resolution relating to that action or the seventy-fifth (75th) day before the date of such other action, whichever is later.

Section 8.      INSPECTORS OF ELECTION.  Before any meeting of shareholders, the Board of Trustees may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment.  If no inspectors of election are so appointed, the chairman of the meeting may and on the request of any shareholder or a shareholder’s proxy shall, appoint inspectors of election at the meeting.  The number of inspectors shall be either one (1) or three (3).  If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed.  If any person appointed as inspector fails to appear or fails or refuses to act, the Chairman of the meeting may and on the request of any shareholder or a shareholder’s proxy, shall appoint a person to fill the vacancy.

These inspectors shall:

(a)	Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies;

(b)	Receive votes, ballots or consents;

(c)	Hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d)	Count and tabulate all votes or consents;

(e)	Determine when the polls shall close;

(f)	Determine the result; and

(g)	Do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

ARTICLE VI: RECORDS AND REPORTS

Section 1.       MAINTENANCE AND INSPECTION OF SHARE REGISTER.  This Trust shall keep at its principal executive office or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the Board of Trustees, a record of its shareholders, giving the names and addresses of all shareholders and the number and series of shares held by each shareholder.

Section 2.       MAINTENANCE AND INSPECTION OF BYLAWS.  The Trust shall keep at its principal executive office the original or a copy of these Bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours.

Section 3.       MAINTENANCE AND INSPECTION OF OTHER RECORDS.  The accounting books and records and minutes of proceedings of the shareholders and the board of Trustees and any committee or committees of the Board of Trustees shall be kept at such place of places designated by the Board of Trustees or in the absence of such designation, at the principal executive office of the Trust.  The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form.  The minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours for a purpose reasonably related to the holder’s interests as a shareholder or as the holder of a voting trust certificate.  The inspection may be made in person or by an agent or attorney and shall include the right to copy and make extracts.

Section 4.       INSPECTION BY TRUSTEES.  Every Trustee shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Trust.  This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

Section 5.      FINANCIAL STATEMENTS.  A copy of any financial statements and any income statement of the Trust for each quarterly period of each fiscal year and accompanying balance sheet of the Trust as of the end of each such period that has been prepared by the Trust shall be kept on file in the principal executive office of the Trust for at least twelve (12) months and each such statement shall be exhibited at all reasonable times to any shareholder demanding an examination of any such statement or a copy shall be mailed to any such shareholder.

The quarterly income statements and balance sheets referred to in this section shall be accompanied by the report, if any, of any independent accountants engaged by the Trust or the certificate of an authorized officer of the Trust that the financial statements were prepared without audit from the books and records of the Trust.

ARTICLE VII: GENERAL MATTERS

Section 1.       CHECKS, DRAFTS, EVIDENCE OF INDEBTEDNESS.  All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Trust shall be signed or endorsed in such manner and by such person or persons as shall be designated from time to time in accordance with the resolution of the Board of Trustees.

Section 2.       CONTRACTS AND INSTRUMENTS; HOW EXECUTED.  The Board of Trustees, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Trust and this authority may be general or confined to specific instances; and unless so authorized or ratified by the Board of Trustees or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the Trust by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 3.       CERTIFICATES FOR SHARES.  No certificates certifying the ownership of shares shall be issued except as the Trustees may otherwise authorize.  The Trustees may issue certificates to a shareholder of any series or class thereof for any purpose and the issuance of a certificate to one or more shareholders shall not require the issuance of certificates generally.  In the event that the Trustees authorize the issuance of share certificates, such certificates shall be signed in the name of the Trust by the Chairman of the Board or the President or Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or any Assistant Secretary, certifying the number of shares and the series of shares owned by the shareholders as proscribed by the Trustees.  Any of all of the signatures on the certificate may be by facsimile.  In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that officer, transfer agent, or registrar before that certificate is issued, it may be issued by the Trust with the same effect as if that person were an officer, transfer agent, or registrar at the date of issue.

In lieu of issuing certificates for shares, the Trustees or the transfer or shareholder services agent may either issue receipts therefor or may keep accounts upon the books of the Trusts for the record holders of such shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

Section 4.      LOST CERTIFICATES.  Except as provided in this Section 4, no new certificates for shares shall be issued to replace an old certificate unless the latter is surrendered to the Trust and cancelled at the same time.  The Board of Trustees may in case any share certificate or certificate for any other security is lost, stolen, or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the Board of Trustees may require, including a provision for indemnification of the Trust secured by a bond or other adequate security sufficient to protect the Trust against any claim that may be made against it, including any expense or liability on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate.

Section 5.       REPRESENTATION OF SHARES OF OTHER ENTITIES HELD BY TRUST.  The Chairman of the Board, the President or any Vice President or any other person authorized by resolution of the Board of Trustees or by any of the foregoing designated officers, is authorized to vote or represent on behalf of the Trust any and all shares of any corporation, partnership, trusts, or other entities, foreign or domestic, standing in the name of the Trust.  The authority granted may be exercised in person or by a proxy duly executed by such designated person.

Section 6.       FISCAL YEAR.  The fiscal year of the Trust shall be fixed and refixed or changed from time to time by resolution of the Trustees.  The fiscal year of the Trust shall be the taxable year of each series of the Trust.

Section 7.      PROVISIONS IN CONFLICT WITH LAW OR THE DECLARATION OF TRUST.  The provisions of these Bylaws are severable, and if the Trustees should determine, with the advice of counsel, that any of such provisions is in conflict with the Declaration of Trust, the 1940 Act, the regulated investment company provisions of the Internal Revenue Code of 1986 or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of these Bylaws; provided, however, that such determination shall not affect any of the remaining provisions of these Bylaws or render invalid or improper any action taken or omitted prior to such determination.  If any provision of these Bylaws shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any matter affect such provisions in any other jurisdiction or any other provision of these Bylaws in any jurisdiction.

Section 8.      INTERPRETATION.  A copy of these Bylaws and any amendments thereto shall be kept at the office of the Trust where it may be inspected by any shareholder.  Anyone dealing with the Trust may rely on a certificate by an officer or Trustee of the Trust as to whether or not any such amendments have been made, and with the same effect as if it were the original, may rely on a copy certified by an officer or Trustee of the Trust to be a copy of these Bylaws or of any such amendment.  In these Bylaws or in any amendment, references to these Bylaws, and all expressions like “herein,” “hereof” and “hereunder,” shall be deemed to refer to these Bylaws as amended.  All expressions like “his”, “he” and “him”, shall be deemed to include the feminine and neuter, as well as masculine, genders.  Headings are placed herein for convenience of reference only and in case of any conflict, the text of these Bylaws, rather than the headings, shall control.

Section 9.      DETERMINATION OF BOARD OF TRUSTEES.  Any determination involving interpretation or application of these Bylaws made in good faith by the Board of Trustees shall be final, binding and conclusive on all parties in interest.

ARTICLE VIII:  AMENDMENTS

These Bylaws may be adopted, amended, or repealed by the Board of Trustees without any vote of shareholders.